                                    Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 1996 (March 3, 1995)

                                FORCENERGY INC
             (Exact name of registrant as specified in its charter)

         Delaware                           0-26444             65-0429338
(State or other jurisdiction              (Commission          (IRS Employer
     of incorporation)                    File Number)       Identification No.)

            2730 SW 3rd Avenue, Suite 800, Miami, Florida  33129-2237
                    (Address of principal executive offices)

        Registrant's telephone number, including area code 305-856-8500

                        Forcenergy Gas Exploration, Inc.
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

         On March 3, 1995 Forcenergy Inc (the "Company") acquired certain producing offshore oil and gas properties from Conoco, Inc. ("Conoco") for net cash consideration of $24.5 million.

         On August 2, 1995 the Company completed a plan of merger with Ashlawn Energy, Inc. ("Ashlawn") a privately held company with working interests in certain producing offshore oil and gas properties. The purchase price consisted of 3,000,000 shares of the Company's common stock at $10 per share, cash of $3.3 million and assumption of $5.7 million in debt.

Item 7.  Financial Statements and Exhibits

         The financial statements and pro forma financial information requirements of Regulation S-X Articles 3.05 and 11 as they apply to the transactions discussed in Item 2 herein have been previously and timely complied with in the Company's Registration Statement on Form S-1 filed on June 2, 1995 as amended on July 6, 1995 and July 25, 1995. The financial statements and pro forma financial information included herein under this Item 7 are filed with this Current Report on Form 8-K strictly for purposes of incorporation by reference in future filings under the Securities Act of 1933.

        (a)  Financial statements of business acquired

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Forcenergy Inc

We have audited the accompanying Historical Statement of Revenues and Direct Operating Expenses of the property acquired by Forcenergy Inc (formerly known as Forcenergy Gas Exploration, Inc.) from Conoco Inc. for the years ended December 31, 1993 and 1994. This historical statement is the responsibility of Conoco Inc. and Forcenergy Inc. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filing of Forcenergy Inc and are not intended to be a complete presentation of the revenues and direct operating expenses of the property.

In our opinion, the historical statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the property as described in Note 1 for the years ended December 31, 1993 and 1994, in conformity with generally accepted accounting principles.





PRICE WATERHOUSE LLP

Houston, Texas
May 12, 1995

                  SOUTH MARSH ISLAND BLOCKS 106, 136 AND 137

        HISTORICAL STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                (IN THOUSANDS)


                                                                                             Year Ended
                                                                                            December 31,
                                                                                     ----------------------------
                                                                                         1993            1994
                                                                                     -------------  -------------
Revenues:
    Oil and condensate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       3,304  $      3,604
    Gas   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,202         5,725
                                                                                     -------------  ------------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4,506         9,329
Lease operating expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,456         2,196
                                                                                     -------------  ------------
Revenues in excess of direct operating expenses . . . . . . . . . . . . . . . . . .  $       2,050  $      7,133
                                                                                     =============  ============


       The accompanying notes are an integral part of these statements.

                   SOUTH MARSH ISLAND BLOCKS 106, 136 AND 137

                   NOTES TO HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES

(1) BASIS OF PRESENTATION

    Under an agreement dated December 22, 1994 Forcenergy Inc (formerly known as Forcenergy Gas Exploration, Inc.) (Forcenergy) has acquired Conoco Inc.'s interest in South Marsh Island Blocks 106, 136 and 137 (the Conoco Property) for approximately $27,500,000 in cash. The acquisition has been accounted for as a purchase and the results of operations for the Conoco Property are included in Forcenergy's results of operations effective March 3, 1995.

    The accompanying statements of revenues and direct operating expenses ("Statement") were prepared from the historical accounting records of Conoco (accrual basis, successful efforts method of accounting for oil and gas activities, in accordance with generally accepted accounting principles).

    Oil revenues and associated direct operating expense relate to the net revenue interest and net working interest, respectively, in the Conoco Property. With respect to gas sales, the sales method is used for recording revenues. Under this approach, each party recognizes revenue based on sales actually made regardless of its proportionate share of the related production. Under the sales method, direct operating expenses are allocated to the Conoco Property in proportion to the revenue recognized. Lease operating expenses include labor, repairs and maintenance, fuel consumed and supplies utilized to operate and maintain the wells and related equipment and facilities. The Statement does not include general and administrative expenses, interest or provisions for depreciation, depletion, amortization and dismantlement costs, or for taxes on income.

    Complete financial statements, including a balance sheet, are not presented as the Conoco Property was not maintained as a separate business unit and assets, liabilities or indirect operating costs applicable to the Conoco Property were not segregated. It is not practicable to identify all assets, liabilities or indirect operating costs applicable to the Conoco Property.

(2) SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

   Estimated Quantities of Proved Oil and Gas Reserves

    Reserve information presented below is based on the January 1, 1995 reserve report prepared by an independent petroleum engineer. The December 31, 1993 and 1992 information has been computed by adjusting the January 1, 1995 reserve report for production and known purchases.

    Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Below are the net quantities of proved reserves and proved developed reserves for the Conoco Property:

                   SOUTH MARSH ISLAND BLOCKS 106, 136 AND 137

                   NOTES TO HISTORICAL STATEMENT OF REVENUES
                  AND DIRECT OPERATING EXPENSES   (CONTINUED)


                                                                           Oil        Gas
                                                                         (Mbbls)     (MMcf)
                                                                       ----------  ---------
Proved reserves at December 31, 1992  . . . . . . . . . . . . . . . .        842      11,522
Production  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (212)      (544)
Purchases of reserves in place  . . . . . . . . . . . . . . . . . . .        370       9,174
                                                                      ----------   ---------
Proved reserves at December 31, 1993  . . . . . . . . . . . . . . . .      1,000      20,152
Production  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (240)     (2,916)
                                                                      ----------   ---------

Proved reserves at December 31, 1994  . . . . . . . . . . . . . . . .        760      17,236
                                                                      ==========   =========
Proved developed reserves at:
December 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . .        689       9,107
                                                                      ==========   =========

December 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . .        449       6,329
                                                                      ==========   =========

   Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

    The "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves" (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69 (SFAS No.
69). The Standardized Measure does not purport to present the fair market value of the proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

    Under the Standardized Measure, 1994 and 1993 future cash inflows were estimated by applying December 31, 1994 and 1993 prices, respectively, adjusted for fixed and determinable escalations, to the estimated future production of proved reserves. Future cash inflows for 1994 and 1993 were reduced by estimated future production, development and dismantlement costs based on 1994 and 1993 year-end costs, respectively, to determine pre-tax cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. No deduction has been made for general and administrative expenses, interest or provisions for depreciation, depletion or amortization, or for taxes on income.

    The following Standardized Measure and changes in the Standardized Measure are based on the reserve estimate performed as of December 31, 1994 using appropriate year-end prices and costs.

    Set forth below is the Standardized Measure (before income taxes) relating to proved oil and gas reserves at December 31, (in thousands):

                                                                        1993          1994
                                                                    -----------   ------------
Future cash inflows . . . . . . . . . . . . . . . . . . . . . . . . $    53,304   $     43,975
Future production and development costs . . . . . . . . . . . . . .     (14,432)       (12,236)
                                                                    -----------   ------------
Future net cash inflows . . . . . . . . . . . . . . . . . . . . . .      38,872         31,739
10% annual discount for estimated timing of cash flows  . . . . . .      (7,750)        (6,328)
                                                                    -----------   ------------
Standardized Measure (before income taxes) of discounted
  future net cash flows . . . . . . . . . . . . . . . . . . . . . . $    31,122   $     25,411
                                                                    ===========   ============

                   SOUTH MARSH ISLAND BLOCKS 106, 136 AND 137

                   NOTES TO HISTORICAL STATEMENT OF REVENUES
                  AND DIRECT OPERATING EXPENSES   (CONTINUED)

    The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at December 31:


                                                                           1993       1994
                                                                        ---------- -----------
Oil (per Bbl) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $    13.27 $     16.77
Gas (per Mcf) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $     2.48 $      1.81

    The following is an analysis of the changes in the Standardized Measure (before income taxes) for the years ended December 31, (in thousands):


                                                                        1993         1994
                                                                    -----------   ------------
Standardized measure (before income taxes) -- beginning             $    16,804   $     31,122
  of year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Sales and transfers of oil and gas produced, net of production            (2,050)        (7,133)
  costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchases of reserves in place  . . . . . . . . . . . . . . . . . .      15,858             --
Accretion of discount . . . . . . . . . . . . . . . . . . . . . . .       1,680          3,112
Changes in timing of production and other . . . . . . . . . . . . .      (1,170)        (1,690)
                                                                    -----------   ------------
Standardized measure (before income taxes) -- end of year . . . . . $    31,122   $     25,411
                                                                    ===========   ============

Board of Directors
Ashlawn Energy, Inc.

                          INDEPENDENT AUDITOR'S REPORT

    We have audited the accompanying balance sheets of Ashlawn Energy, Inc. as of December 31, 1993 and December 31, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the period from inception (January 8, 1992) to December 31, 1992 and for the years ended December 31, 1993 and December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashlawn Energy, Inc. as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the initial period then ended December 31, 1992 and the years then ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.

    As explained in Note I to the financial statements, Ashlawn Energy, Inc. retroactively changed from the full cost method to the successful efforts method of accounting for its oil and gas properties as of January 1, 1994.

    As explained in Note J to the financial statements, on May 25, 1995, Ashlawn Energy, Inc.'s stockholders entered into an agreement and plan of merger with another company.





                                          LaPORTE, SEHRT, ROMIG & HAND
                                          A Professional Accounting Corporation

Metairie, Louisiana
April 12, 1995 except for Note J
for which the date is May 25, 1995

                             ASHLAWN ENERGY, INC.
                                BALANCE SHEETS

                                    ASSETS



                                                                                       DECEMBER 31,
                                                                             --------------------------------
                                                                                  1993               1994
                                                                             --------------   ---------------
CURRENT ASSETS:

   Cash   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      188,158   $       200,323
   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . .         339,201           593,951
   Oil and Gas Sales Receivable   . . . . . . . . . . . . . . . . . . . . .       1,283,908         1,061,014

   Prepaid Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .         245,279           219,856
   Other Current Assets   . . . . . . . . . . . . . . . . . . . . . . . . .          24,581            95,709
                                                                             --------------   ---------------
          Total Current Assets  . . . . . . . . . . . . . . . . . . . . . .       2,081,127         2,170,853

PROPERTY AND EQUIPMENT (AT COST):
   Oil and Gas Properties (Successful Efforts Method):
       Proved Properties  . . . . . . . . . . . . . . . . . . . . . . . . .       7,281,481         7,724,617
       Wells and Related Equipment  . . . . . . . . . . . . . . . . . . . .       1,677,489         3,251,811

       Support Equipment and Facilities . . . . . . . . . . . . . . . . . .       2,776,162         2,895,207
   Other Fixed Assets   . . . . . . . . . . . . . . . . . . . . . . . . . .         149,926           167,414
                                                                             --------------   ---------------
                                                                                 11,885,058        14,039,049

   Less:  Accumulated Depreciation, Depletion and
     Amortization   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,770,677)       (2,677,573)
                                                                             --------------   ---------------
          Net Property and Equipment  . . . . . . . . . . . . . . . . . . .      10,114,381        11,361,476
OTHER ASSETS:

   Financing Costs (Net of Accumulated Amortization
     of $187,533 and $313,632, respectively)  . . . . . . . . . . . . . . .         348,387           222,289
   Investments and Other  . . . . . . . . . . . . . . . . . . . . . . . . .          31,203            29,163
                                                                             --------------   ---------------
          Total Other Assets  . . . . . . . . . . . . . . . . . . . . . . .         379,590           251,452
                                                                             --------------   ---------------

                                                                             $   12,575,098   $    13,783,781
                                                                             ==============   ===============
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

   Accounts Payable   . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    1,045,253   $     2,822,971
   Accounts Payable -- Affiliate  . . . . . . . . . . . . . . . . . . . . .         718,077            13,294
   Joint Owner Advance Payments   . . . . . . . . . . . . . . . . . . . . .          70,000           274,460

   Royalties and Revenue Payable  . . . . . . . . . . . . . . . . . . . . .         216,743            85,133
   Accrued Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . .          29,936            32,823
                                                                             --------------   ---------------
          Total Current Liabilities   . . . . . . . . . . . . . . . . . . .       2,080,009         3,228,681
LONG-TERM DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,400,000         2,300,000
                                                                             --------------   ---------------

          Total Liabilities   . . . . . . . . . . . . . . . . . . . . . . .       9,480,009         5,528,681
COMMITMENTS AND CONTINGENCIES (NOTE F)
STOCKHOLDERS' EQUITY:

   Common Stock -- No Par Value; 10,000 Shares
     Authorized; 2,000 Shares Issued and Outstanding  . . . . . . . . . . .           2,000             2,000
   Additional Paid-In Capital   . . . . . . . . . . . . . . . . . . . . . .       2,000,000         2,000,000
   Retained Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,093,089         6,253,100
                                                                             --------------   ---------------

          Total Stockholders' Equity  . . . . . . . . . . . . . . . . . . .       3,095,089         8,255,100
                                                                             --------------   ---------------
                                                                             $   12,575,098   $    13,783,781
                                                                             ==============   ===============

  The accompanying notes are an integral part of these financial statements.

                             ASHLAWN ENERGY, INC.
                             STATEMENTS OF INCOME

                                                       FOR THE
                                                     PERIOD FROM
                                                      INCEPTION
                                                  (JANUARY 8, 1992)
                                                          TO               FOR THE YEARS ENDED         SEVEN MONTHS
                                                     DECEMBER 31,              DECEMBER 31,            ENDED JULY 31,
                                                     ------------   --------------------------------  -----------------
                                                         1992             1993            1994               1995
                                                      ----------    ---------------   --------------   ----------------
                                                                                                          (UNAUDITED)
REVENUE:
  Oil and Gas Sales . . . . . . . . . . . . . . .    $ 3,704,504    $    10,790,830   $    8,481,832   $      6,125,609
  Gain on Sale of Oil and
   Gas Leases and
   Properties   . . . . . . . . . . . . . . . . .      1,716,769                 --        4,108,585                 --
  Gain on Sale of Assets  . . . . . . . . . . . .             --                 --            1,278                 --
  Interest Income . . . . . . . . . . . . . . . .          7,520             10,130           48,149                 --
  Other . . . . . . . . . . . . . . . . . . . . .             --             50,289           15,359             26,974
                                                      ----------    ---------------   --------------   ----------------
     Total Revenue  . . . . . . . . . . . . . . .      5,428,793         10,851,249       12,655,203          6,152,583
                                                      ----------    ---------------   --------------   ----------------
COSTS AND EXPENSES:
  Lease Operating . . . . . . . . . . . . . . . .      2,707,746          4,100,363        3,930,286          1,904,622
  Well Workover . . . . . . . . . . . . . . . . .        888,632            352,312          244,103            165,053
  Production Taxes  . . . . . . . . . . . . . . .        431,565          1,018,370          791,986            508,605

  Depreciation, Depletion
   and Amortization   . . . . . . . . . . . . . .        459,424          1,498,791        1,057,347            698,792
  General and Administrative  . . . . . . . . . .        184,632            238,840          654,050            584,385
  Interest  . . . . . . . . . . . . . . . . . . .        418,970            449,310          438,252            182,734
  Bank Fees . . . . . . . . . . . . . . . . . . .        146,250             46,948           91,668             36,138
                                                      ----------    ---------------   --------------   ----------------
     Total Costs and
       Expenses . . . . . . . . . . . . . . . . .      5,237,219          7,704,934        7,207,692          4,080,329
                                                      ----------    ---------------   --------------   ----------------
NET INCOME  . . . . . . . . . . . . . . . . . . .     $  191,574    $     3,146,315   $    5,447,511   $      2,072,254
                                                      ==========    ===============   ==============   ================

EARNINGS PER COMMON
  SHARE . . . . . . . . . . . . . . . . . . . . .     $       96    $         1,573   $        2,724   $          1,036
                                                      ==========    ===============   ==============   ================

  The accompanying notes are an integral part of these financial statements.

                             ASHLAWN, ENERGY, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                        FOR THE
                                                                      PERIOD FROM
                                                                       INCEPTION
                                                                   (JANUARY 8, 1992)
                                                                           TO             FOR THE YEARS ENDED
                                                                      DECEMBER 31,             DECEMBER 31,
                                                                          1992             1993           1994
                                                                     -------------    -------------   ------------
COMMON STOCK
  Balance at Beginning of Year  . . . . . . . . . . . . . . . . .    $          --    $       2,000   $      2,000
  Sale of Stock for Cash  . . . . . . . . . . . . . . . . . . . .            2,000               --             --
                                                                     -------------    -------------   ------------

  Balance at End of Period  . . . . . . . . . . . . . . . . . . .    $       2,000    $       2,000   $      2,000
                                                                     =============    =============   ============
ADDITIONAL PAID-IN CAPITAL
  Balance at Beginning of Year  . . . . . . . . . . . . . . . . .    $          --    $   2,000,000   $  2,000,000
  Contributed Capital for Cash  . . . . . . . . . . . . . . . . .        2,000,000               --             --
                                                                     -------------    -------------   ------------

  Balance at End of Period  . . . . . . . . . . . . . . . . . . .    $   2,000,000    $   2,000,000   $  2,000,000
                                                                     =============    =============   ============
RETAINED EARNINGS
  Balance at Beginning of Year, as
   Previously Reported  . . . . . . . . . . . . . . . . . . . . .    $          --    $     302,402   $  1,379,257
  Cumulative Effect on Prior Years of
   Retroactive Restatement for
   Accounting Change  . . . . . . . . . . . . . . . . . . . . . .               --         (110,828)      (286,168)
                                                                     -------------    -------------   ------------

  Balance at Beginning of Year, as
   Adjusted   . . . . . . . . . . . . . . . . . . . . . . . . . .               --          191,574      1,093,089
  Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . .          191,574        3,146,315      5,447,511
  Dividends Paid ($1,122 per share in
   1993 and $144 per share in 1994)   . . . . . . . . . . . . . .               --       (2,244,800)      (287,500)
                                                                     -------------    -------------   ------------
  Balance at End of Period  . . . . . . . . . . . . . . . . . . .    $     191,574    $   1,093,089   $  6,253,100
                                                                     =============    =============   ============

TOTAL STOCKHOLDERS' EQUITY  . . . . . . . . . . . . . . . . . . .    $   2,193,574    $   3,095,089   $  8,255,100
                                                                     =============    =============   ============

  The accompanying notes are an integral part of these financial statements.

                              ASHLAWN ENERGY, INC.
                            STATEMENTS OF CASH FLOWS

                                                             FOR THE
                                                           PERIOD FROM
                                                            INCEPTION
                                                        (JANUARY 8, 1992)
                                                               TO               FOR THE YEAR ENDED         SEVEN MONTHS
                                                          DECEMBER 31,             DECEMBER 31,           ENDED JULY 31,
                                                          ------------   ------------------------------   ---------------
                                                              1992            1993           1994              1995
                                                           ----------    -------------   --------------   ---------------
                                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income  . . . . . . . . . . . . . . . . . . . . .   $   191,574    $   3,146,315   $    5,447,511        2,072,254
  Adjustments to Reconcile Net Income to Net
   Cash Provided by (Used in) Operating Activities:
     Depreciation, Depletion and Amortization   . . . .       459,424        1,498,791        1,057,347          698,792

     Gain on Sale of Oil and Gas Properties   . . . . .    (1,716,769)              --       (4,108,585)              --
     Gain on Sale of Fixed Assets   . . . . . . . . . .            --               --           (1,278)              --
     (Increase) Decrease in Accounts
       Receivable . . . . . . . . . . . . . . . . . . .      (767,988)         428,787         (254,750)         367,335
     (Increase) Decrease in Oil and Gas Sales
       Receivable . . . . . . . . . . . . . . . . . . .      (627,811)        (656,097)         222,894          216,704
     (Increase) Decrease in Insurance Claim
       Receivable . . . . . . . . . . . . . . . . . . .      (139,218)         139,218               --               --
     (Increase) Decrease in Prepaid Insurance   . . . .      (143,070)        (102,209)          25,423          219,856
     Increase in Prepaid Intangible Drilling Cost   . .            --               --               --       (3,000,000)
     (Increase) Decrease in Other Current
       Assets . . . . . . . . . . . . . . . . . . . . .       (20,681)          (3,900)         (71,128)          23,287
     Increase (Decrease) in Accounts Payable  . . . . .     1,830,296         (785,043)       1,777,718       (2,461,236)
     Increase (Decrease) in Accounts
       Payable -- Affiliates  . . . . . . . . . . . . .       196,636          521,441         (704,783)              --
     Increase (Decrease) in Joint Owner
       Advance Payments . . . . . . . . . . . . . . . .       151,079          (81,079)         204,460         (274,460)
     Increase (Decrease) in Royalties and
       Revenue Payable  . . . . . . . . . . . . . . . .        72,634          144,109         (131,610)          30,885

     Increase (Decrease) in Accrued Expenses  . . . . .        29,632              304            2,887           (6,954)
                                                          -----------    -------------   --------------   --------------
       Net Cash Provided by (Used in)
         Operating Activities . . . . . . . . . . . . .      (484,262)       4,250,637        3,466,106       (2,113,537)
                                                          -----------    -------------   --------------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Oil and Gas Properties  . . . . . . . . .   (13,664,537)        (379,473)      (2,361,231)              --
  Capital Expenditures on Oil and Gas Properties  . . .            --       (1,997,199)      (1,580,878)        (650,789)
  Investments and Other . . . . . . . . . . . . . . . .       (25,844)          (5,359)           2,040               --
  Proceeds from Sale of Oil and Gas Properties  . . . .     6,022,841               --        5,892,774               --
  Proceeds from the Sale of Assets  . . . . . . . . . .            --               --            6,000               --
  Purchase of Other Fixed Assets  . . . . . . . . . . .      (116,300)         (33,626)         (25,146)         (10,664)
                                                          -----------    -------------   --------------   ---------------
       Net Cash Provided by (Used in)
         Investing Activities . . . . . . . . . . . . .    (7,783,840)      (2,415,657)       1,933,559         (661,453)
                                                          -----------    -------------   --------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Issuance of Common Stock  . . . . . . .         2,000               --               --               --

  Proceeds from Additional Paid-In Capital  . . . . . .     2,000,000               --               --               --
  Additions to Long-Term Debt . . . . . . . . . . . . .    15,000,000        7,400,000        2,200,000        8,200,000
  Repayment of Long-Term Debt . . . . . . . . . . . . .    (8,000,000)      (7,000,000)      (7,300,000)      (4,800,000)
  Dividends Paid  . . . . . . . . . . . . . . . . . . .            --       (2,244,800)        (287,500)        (650,350)
  Finance Costs . . . . . . . . . . . . . . . . . . . .      (535,920)              --               --               --
                                                          -----------    -------------   --------------   --------------
       Net Cash Provided by (Used in)
         Financing Activities . . . . . . . . . . . . .     8,466,080       (1,844,800)      (5,387,500)       2,749,650
                                                          -----------    -------------   --------------   --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS . . . . . . . . . . . . . . . . . . . . .       197,978           (9,820)          12,165          (25,340)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR . . . . . . . . . . . . . . . . . . . . . . .            --          197,978          188,158          200,323
                                                          -----------    -------------   --------------   --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD  . . . . . .   $   197,978    $     188,158   $      200,323   $      174,983
                                                          ===========    =============   ==============   ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash Paid During the Period for Interest  . . . . . .   $   418,970    $     449,310   $      438,252   $      182,734

  The accompanying notes are an integral part of these financial statements.

                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE A.
    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Ashlawn Energy, Inc. began operations in July 1992 as the operator and interest owner of oil and gas producing properties. The Company grants credit to selected customers substantially all of whom are related to the petroleum industry.

    Cash and Cash Equivalents

         For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Method of Accounting for Oil and Gas Properties

         The Company uses the successful efforts method of accounting for oil and gas producing activities, as set forth in the Statement of Financial Accounting Standards No. 19, as amended. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved properties are expensed as incurred.

         Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing a valuation allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment servicing more than one property is carried at cost and depreciated using the unit-of-production method according to the properties serviced. Other property and equipment are carried at cost and depreciated over their estimated useful lives.

         On sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion and amortization with a resulting gain or loss recognized in income.

         On sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the interest retained.

    Property and Equipment

         Office equipment and vessels are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (primarily five to seven years).

                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE A.
    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Income Taxes

         The Company is an S Corporation for Federal and state income tax reporting purposes. Under this election, income or loss of the Company is included in the stockholders' tax returns.

    Earnings Per Common Share

         Earnings per common share amounts are based on the weighted average number of shares outstanding (2,000 in 1995, 1994, 1993 and 1992).

    Interim Financial Statements

         The financial statements for the seven-month period ended July 31, 1995 and all related footnote information for that period are unaudited and reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's results of operations and cash flows.

NOTE B.
    PURCHASES OF INTERESTS IN OIL AND GAS PROPERTIES

         In separate transactions completed in 1993, the Company purchased interests in oil and gas leases, movable and immovable property in the Grand Isle 76 Field, Offshore, Louisiana from Shell Offshore, Inc., SOI Royalties, Inc., Devon Energy Corporation and Grand Isle Corporation. The entire cost of each purchase was capitalized as oil and gas property under the successful efforts method of accounting. In connection with these transactions, the Company has agreed to workover a specific reservoir in a certain well. Should the workover prove economically productive, the Company has agreed to pay the seller 40% of the gross revenue attributable to the Company's interest in the reservoir up to an aggregate maximum of $2,616,500. In accordance with the sale of this property in 1994, this agreement was transferred as part of the sale.

         In November 1993, the Company purchased an interest in an oil and gas lease and movable and immovable property in the Vermillion 28 Field, Offshore, Louisiana from Chevron U.S.A., Inc. The entire cost of the purchase was capitalized as oil and gas property under the successful efforts method of accounting.

         In 1994, the Company purchased an interest in an oil and gas lease and movable and immovable property in Ship Shoal Blocks 25 and 26, Offshore, Louisiana from Four Star Oil and Gas Company. The entire cost of the purchase was capitalized as oil and gas property under the successful efforts method of accounting.

NOTE C.
    SALE OF INTERESTS IN OIL AND GAS PROPERTIES

         In September 1992, the Company sold one-third of the interests acquired from Chevron U.S.A., Inc. in the South Pass 24 Field, Plaquemines Parish, Louisiana, a proved property, for $6,040,989. The Company recorded a gain from this transaction of $1,716,768.

                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE C.
    SALE OF INTERESTS IN OIL AND GAS PROPERTIES (CONTINUED)

         In 1994, the Company sold its entire interest in the Grand Isle 76 Field, a proved property, to Forcenergy Inc. for $4,250,000. The Company recorded a gain from this transaction of $3,908,585.

         In 1994, the Company sold 50% of its interest in Ship Shoal Blocks 25 and 26, a proved property, for $1,372,294. The Company recorded a gain from this transaction of $200,000.

NOTE D.
    INVESTMENTS

         Investments consist of a U.S. Treasury Note with a par value of $25,000 and an interest yield of 6.345%, maturing May 31, 1997. The market value of the U.S. Treasury Note as of December 31, 1993 and 1994 was $26,555 and $26,719, respectively. The U.S. Treasury Note has been pledged to secure the Company's Louisiana Statewide Oil and Gas Lease Bond.

NOTE E.
    LONG-TERM DEBT

         The details of long-term debt as of December 31, 1993 and 1994 are as follows:

                                                                             1993           1994
                                                                        --------------  --------------
    Note Payable -- Internationale Nederlanden (U.S.) Capital
       Corporation; interest payable quarterly beginning June
       1992 at 1.5% above the bank's prime lending rate; principal payments due quarterly beginning December 1992 in
       accordance with the amended credit agreement; maturity
       December 1996  . . . . . . . . . . . . . . . . . . . . . . . . . $       100,000  $       100,000

    Note Payable -- Whitney National Bank; interest payable
       at 6.5%; secured by a personal guaranty of a major
       stockholder and all Company funds on deposit with the
       financial institution; principal due January 6, 1994 . . . . . .       7,300,000               --
    Note Payable -- Whitney National Bank; interest payable
       at 8.5%; secured by a personal guaranty of a major
       stockholder and all Company funds on deposit with the
       financial institution; principal due January 6, 1995 . . . . . .              --        2,200,000
                                                                        ---------------  ---------------

                                                                              7,400,000        2,300,000

        Less:  Current Maturities   . . . . . . . . . . . . . . . . . .              --               --
                                                                        ---------------  ---------------
        Total Long-Term Debt  . . . . . . . . . . . . . . . . . . . . . $     7,400,000  $     2,300,000
                                                                        ===============  ===============

    The following is a schedule of note payable maturities:
        1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $     2,300,000
                                                                                         ===============


                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE E.
    LONG-TERM DEBT (CONTINUED)

    Note Payable -- Whitney National Bank

         Subsequent to December 31, 1993, the Company satisfied its Note Payable -- Whitney National Bank with a loan from an affiliate. The Note Payable -- Affiliate is unsecured, interest is payable monthly at the Whitney National Bank's prime lending rate, and the principal is due January 31, 1995.

         Subsequent to December 31, 1994, the Company satisfied its Note Payable -- Whitney National Bank with a loan from an affiliate. The Note Payable -- Affiliate is unsecured, interest is payable monthly at the Whitney National Bank's prime lending rate, and the principal is due January 31, 1996.

    Note Payable -- Internationale Nederlanden (U.S.) Capital Corporation

         During 1993, the Company made principal reductions of $6,900,000 satisfying its obligation to the bank until December 1996.

         In accordance with the terms of the credit agreement, the Company has the option to subject all or any portion of its obligation to a fixed rate of interest for periods of up to three months. As of December 31, 1993, the Company exercised this option for the entire note balance at an effective interest rate of 6.6250% for a three month period. As of December 31, 1994, the Company has exercised this option for the entire note balance at an effective interest rate of 9.750% for a three month period.

         The note is secured by mortgage liens on all of the Company's interest in the South Pass 24 Field, Plaquemines Parish, Louisiana, the assignment of production proceeds therefrom, and the limited guaranty of a major stockholder.

         The agreement with the lender contains provisions regarding the maintenance of certain ratios, covenants requiring the Company to furnish the bank certain financial, reserve, and production data within specified time periods, as well as other restrictive covenants concerning debt, ownership, dividends and contracts. As of December 31, 1993 and 1994, the lender has waived compliance with certain financial ratios and covenants contained in the credit agreement for a period of one year.

         In consideration of the bank granting the Company this loan, the Company has conveyed to the lending institution an overriding royalty interest equal to 2.5% of the majority of the Company's operating interest in oil, gas and other minerals produced from the South Pass 24 Field, Plaquemines Parish, Louisiana. The Company has been granted an option to purchase and reduce the overriding royalty percentage in accordance with the agreements.

                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE F.
    COMMITMENTS AND CONTINGENCIES

         In connection with the 1992 purchase of certain oil and gas interests in the South Pass 24 Field, Plaquemines Parish, Louisiana, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration and clean up liabilities and obligations related thereto. To secure these liabilities and obligations and to provide a source of funds to satisfy the liabilities and obligations, a guarantee trust, funded by a $4,500,000 letter of credit, was established. The original letter of credit matured June 1993 and was renewed until December 31, 1994. The letter of credit is secured by mortgage liens on all of the Company's interest in the South Pass 24 Field, Plaquemines Parish, Louisiana, the assignment of production proceeds therefrom, and the limited guaranty of a major stockholder. In connection with the 1992 sale of a portion of the Company's interest in the South Pass 24 Field, a letter of credit on behalf of the purchasing company in the amount of $1,500,000 has been secured to fund its share of the $4,500,000 guarantee trust.

         In connection with the 1993 purchase of certain oil and gas interests in the Vermillion 28 Field, Offshore, Louisiana, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration and clean up liabilities and obligations related thereto. A $600,000 letter of credit and a $600,000 corporate guaranty from an affiliate have been established to secure these liabilities and obligations. The letter of credit matures October 31, 1995 and is secured by a personal guaranty of a major stockholder.

         In connection with the 1993 purchase of certain oil and gas interests in the Grand Isle 76 Field, Offshore, Louisiana, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration and clean up liabilities and obligations related thereto.

         In July 1993, a $250,000 letter of credit maturing July 30, 1994 and since extended to July 31, 1995, and a corporate guaranty from an affiliate were established to secure federal offshore operator's and right-of-way bonds in connection with the Company's purchase of certain oil and gas interests in the Grand Isle 76 Field. The letter of credit is secured by a personal guaranty of a major stockholder.

         In connection with the 1994 purchase of certain oil and gas interests in the Ship Shoal Blocks 25 and 26, Offshore, Louisiana, the Company, by agreement, assumed certain plugging and abandonment, reclamation, restoration and clean up liabilities and obligations related thereto. A $2,500,000 Guarantee Trust and Custodial Agreement has been established to secure these liabilities and obligations. The Guarantee Trust and Custodial Agreement is secured by assets of a major stockholder.

NOTE G.
    RELATED PARTY TRANSACTIONS

         During 1992, 1993 and 1994, the Company had purchases from affiliated companies of approximately $251,717, $540,998 and $429,403, respectively. Transactions with affiliates also included the advancement of funds, payment of interest, the reimbursement of operating expenses and the payment of certain administrative services at terms determined by management. At December 31, 1993 and 1994, amounts due to the affiliates were $718,077 and $13,294, respectively.

         During 1992, the Company sold a substantial portion of its product to one customer totaling $3,509,004.

                              ASHLAWN ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS



NOTE G.
    RELATED PARTY TRANSACTIONS (CONTINUED)

         During 1993 and 1994, the Company sold a substantial portion of its product to two customers. At December 31, 1993, sales to those customers aggregated $8,319,054 and $1,638,168, respectively. At December 31, 1993, amounts due from those customers included in oil and gas sales receivable were $450,204 and $490,218, respectively. At December 31, 1994, sales to those customers aggregated $5,730,214 and $1,152, 834, respectively. At December 31, 1994, amounts due from those customers included in oil and gas sales receivable were $524,980 and $-0-, respectively.

NOTE H.
    OFF-BALANCE SHEET RISK

         During 1993 and 1994, the Company maintained balances in a financial institution in excess of the federally insured limit.

NOTE I.
    CHANGE IN ACCOUNTING PRINCIPLE

         During 1994, the Company changed its method of accounting for its oil and gas properties from the full cost method to the successful efforts method. The Company believes that the new method more accurately reflects the results of operations and is the more commonly used method in the industry. The financial statements for 1992 and 1993 have been restated for the change which resulted in a decrease of net income of $110,828 ($55 per share) and $175,340 ($88 per share), respectively. The effect of this change was to increase net income in 1994 by approximately $3,320,000 ($1,660 per share). Retained earnings have been adjusted for the retroactive effect of the new method.

NOTE J.
    SUBSEQUENT EVENT

         Effective May 25, 1995, the Company entered into an agreement and plan of merger with Forcenergy Inc. The consideration for the acquisition of the Company will consist of $7.5 million in cash (to be reduced by any long- term debt assumed, negative working capital, and dividends paid to the Company's stockholders since January 1, 1995) and common stock of Forcenergy Inc with a market value of $30.0 million based upon the initial public offering price. This transaction is contingent upon the completion of Forcenergy Inc's initial public offering of its common stock under the Securities Act of 1933 as amended.

                              ASHLAWN ENERGY, INC.
                  SUPPLEMENTARY INFORMATION REGARDING OIL AND
                      GAS PRODUCING ACTIVITIES (UNAUDITED)

    The following supplementary oil and gas information is provided in accordance with SFAS No. 69, "Disclosures about Oil and Gas Producing Activities".

Capitalized Costs Relating to Oil and Gas Producing Activities

                                                                                 DECEMBER 31,
                                                                     -----------------------------------
                                                                           1993                1994
                                                                     ----------------    ---------------
 Proved Oil and Gas Properties . . . . . . . . . . . . . . . . . .   $      8,958,970    $    10,976,428
 Support Equipment and Facilities  . . . . . . . . . . . . . . . .          2,926,088          3,062,621
                                                                     ----------------    ---------------

                                                                           11,885,058         14,039,049
 Less: Accumulated Depreciation, Depletion and
                                                                                -----              -----
      Amortization . . . . . . . . . . . . . . . . . . . . . . . .         (1,770,677)        (2,677,573)
                                                                     ----------------    ---------------
      Net Capitalized Costs  . . . . . . . . . . . . . . . . . . .   $     10,114,381    $    11,361,476
                                                                     ================    ===============



Costs Incurred in Oil and Gas Producing Activities


                                                                             DECEMBER 31,
                                                            ---------------------------------------------
                                                                  1992            1993            1994
                                                            -------------   -------------   -------------
 Property Acquisition Costs Proved . . . . . . . . . . .    $    7,024,217  $     257,264   $     954,243

 Exploration Costs . . . . . . . . . . . . . . . . . . .               --         253,884         107,609
 Development Costs . . . . . . . . . . . . . . . . . . .           78,403       1,985,274       1,800,084
                                                            -------------   -------------   -------------
                                                            $   7,102,620   $   2,496,422   $   2,861,936
                                                            =============   =============   =============

Reserve Quantity Information

    The following estimates, based on reports of independent petroleum engineers, of proved developed and proved undeveloped reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

    Proved reserves are estimated, reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

                              ASHLAWN ENERGY, INC.
                  SUPPLEMENTARY INFORMATION REGARDING OIL AND
               GAS PRODUCING ACTIVITIES (UNAUDITED)   (CONTINUED)

Reserve Quantity Information (Continued)

                                                                             Oil                Gas
                                                                           (Mbbls)             (MMcf)
                                                                        -------------     --------------
 1992
      Proved Developed and Undeveloped Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .             --                  --
              Revisions of Previous Estimates  . . . . . . . . .             --                  --
              Improved Recovery  . . . . . . . . . . . . . . . .             --                  --
              Purchases of Minerals in Place . . . . . . . . . .             8,319               5,170
              Extensions and Discoveries . . . . . . . . . . . .             --                  --
              Production . . . . . . . . . . . . . . . . . . . .              (171)                (95)
              Sales of Minerals in Place . . . . . . . . . . . .            (2,773)             (1,724)
                                                                       -----------        ------------
          End of Year  . . . . . . . . . . . . . . . . . . . . .             5,375               3,351
                                                                       ===========        ============
      Proved Developed Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .                --                  --
                                                                       ===========        ============
          End of Year  . . . . . . . . . . . . . . . . . . . . .             4,686               1,176
                                                                       ===========        ============
 1993
      Proved Developed and Undeveloped Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .             5,375               3,351

              Revisions of Previous Estimates  . . . . . . . . .              (944)             (1,685)
              Improved Recovery  . . . . . . . . . . . . . . .                  --                  --
              Purchases of Minerals in Place . . . . . . . . . .               103               7,363
              Extensions and Discoveries . . . . . . . . . . . .                --                  --
              Production . . . . . . . . . . . . . . . . . . . .              (515)               (915)
              Sales of Minerals in Place . . . . . . . . . . . .                --                  --
                                                                       -----------        ------------
          End of Year  . . . . . . . . . . . . . . . . . . . . .             4,019               8,114
                                                                       ===========        ============
      Proved Developed Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .             4,686               1,176
                                                                       ===========        ============
          End of Year  . . . . . . . . . . . . . . . . . . . . .             4,019               8,114
                                                                       ===========        ============
 1994
      Proved Developed and Undeveloped Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .             4,019               8,114
              Revisions of Previous Estimates  . . . . . . . . .             2,465              14,465
              Improved Recovery  . . . . . . . . . . . . . . . .                --                  --
              Purchases of Minerals in Place . . . . . . . . . .               244               6,228
              Extensions and Discoveries                                        --                  --

              Production . . . . . . . . . . . . . . . . . . . .              (447)               (744)
              Sales of Minerals in Place . . . . . . . . . . . .              (299)            (12,557)
                                                                       -----------        ------------
          End of Year  . . . . . . . . . . . . . . . . . . . . .             5,982              15,506
                                                                       ===========        ============

      Proved Developed Reserves:
          Beginning of Year  . . . . . . . . . . . . . . . . . .             4,019               8,114
                                                                       ===========        ============
          End of Year  . . . . . . . . . . . . . . . . . . . . .             4,167              11,691
                                                                       ===========        ============

    Revisions of previous estimates in 1994 are primarily due to improved seismic and geological data analysis. Purchases of minerals in place include the purchase of oil and gas properties in 1992, 1993 and 1994. Sales of minerals in place for 1994 included the sale of interests in Ship Shoal Block 26 and Grand Isle prospect.

                              ASHLAWN ENERGY, INC.
                  SUPPLEMENTARY INFORMATION REGARDING OIL AND
               GAS PRODUCING ACTIVITIES (UNAUDITED)   (CONTINUED)


Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves

    The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

    The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows (Dollars in Thousands):

                                                                                 December 31,
                                                                 -------------------------------------------
                                                                      1992           1993          1994
                                                                 -------------  ------------   -------------
 Future Cash Inflows . . . . . . . . . . . . . . . . . . . . .   $    106,048   $    71,094    $   123,706
 Future Production Costs . . . . . . . . . . . . . . . . . . .        (61,409)      (42,398)       (48,729)
 Future Development Costs  . . . . . . . . . . . . . . . . . .         (5,984)       (2,511)        (7,104)
                                                                 ------------   -----------    -----------
 Future Net Cash Flows . . . . . . . . . . . . . . . . . . . .         38,655        26,185         67,873
 Less:    10% Annual Discount for Estimated
            Timing of Cash Flows . . . . . . . . . . . . . . .        (16,851)       (7,830)       (25,586)
                                                                 ------------   -----------    -----------
 Standardized Measure of Discounted Future Net Cash
   Flows Relating to Proved Oil and Gas Reserves . . . . . . .   $     21,804   $    18,355    $    42,287
                                                                 ============   ===========    ===========

         The following table reconciles the change in the standardized measure of discounted future net cash flows (Dollars in Thousands):

                                                                                 December 31,
                                                                    -----------------------------------------
                                                                       1992           1993           1994
                                                                    -----------   ------------    -----------
 Beginning of Year . . . . . . . . . . . . . . . . . . . . . . .    $       --    $    21,804     $   18,355
 Sales of Oil and Gas Produced, Net of Production Costs  . . . .           323         (5,320)        (3,692)
 Net Changes in Prices and Production Costs  . . . . . . . . . .            --         (6,842)         6,715
 Net Change in Estimated Future Development Costs  . . . . . . .            --          2,450         (3,681)
 Revisions of Previous Quantity Estimates  . . . . . . . . . . .            --         (4,187)        24,087
 Net Change From Purchases and Sales of Minerals in Place  . . .        21,481          6,981         (2,779)
 Accretion of Discount . . . . . . . . . . . . . . . . . . . . .            --          2,180          1,836
 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --          1,289          1,446
                                                                    -----------   -----------     ----------

 End of Year . . . . . . . . . . . . . . . . . . . . . . . . . .    $    21,804   $    18,355     $   42,287
                                                                    ===========   ===========     ==========

        (b)  Pro forma financial information

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (Unaudited)

                        PRO FORMA FINANCIAL INFORMATION

    On March 3, 1995, the Company completed the acquisition of offshore oil and gas properties for a net purchase price of $24.5 million from Conoco. On August 2, 1995, the Company completed a plan of merger with Ashlawn. The consideration for the Ashlawn Acquisition was approximately $3.3 million in net cash, common stock of the Company with an indicated market value of $30.0 million based on the initial public offering price and the assumption of $5.7 million of Ashlawn debt. During 1995 the Company also acquired oil and gas properties from SONAT Exploration Company ("Sonat"), Amoco Production Company ("Amoco") and Texaco Exploration and Production, Inc. ("Texaco") for a combined purchase price of $8.8 million. The Company used the purchase method to account for these transactions.

    The unaudited pro forma statement of operations for the year ended December 31, 1995 assumes the Conoco Acquisition, the other property acquisitions by the Company during 1995, the Ashlawn Acquisition and gives effect to the application of the net proceeds of the Initial Public Offering as if such transactions had been consummated at January 1, 1995. The unaudited pro forma statement of operations includes certain adjustments to the historical statement of operations of the Company to give effect to the acquisition of the oil and gas properties and estimated administrative cost increases due to becoming a public entity.

    The pro forma statement of operations does not purport to be indicative of the results of operations of the Company had such transactions occurred on the dates assumed, nor is the pro forma statement necessarily indicative of the future results of operations of the Company. The pro forma statement should be read together with the Financial Statements of the Company, including the Notes thereto, included elsewhere in this Prospectus.

                                                                Ashlawn                      Pro Forma Adjustments
                                  Forcenergy      Conoco      Energy, Inc.       Other      -------------------------    Pro Forma
                                  Historical  Acquisition(1)  Historical(2)  Properties(3)  Acquisitions     Offering     Combined
                                  ----------  -------------   -------------  -------------  ------------     --------    ---------
                                                                  (in thousands, except per share amounts)
Revenues:
  Oil and gas sales . . . . . .   $   72,147  $       1,283   $       6,126  $         600  $         --     $     --     $ 80,156
  Other . . . . . . . . . . . .          494              0              27              0            --           --          521
                                  ----------  -------------   -------------  -------------  ------------     --------     --------
       Total revenues . . . . .       72,641          1,283           6,153            600            --           --       80,677


Operating Expenses:
  Lease operating . . . . . . .       24,507            293           2,070            233            --           --       27,103
  Depreciation, depletion and
    amortization  . . . . . . .       31,295             --             699             --         2,323           --       34,317
  Production taxes  . . . . . .        1,868             --             509             43            --           --        2,420
  General and administrative,
   net  . . . . . . . . . . . .        5,670             --             621             --          (621)(5)      100        5,770
                                  ----------  -------------   -------------  -------------  ------------     --------     --------
      Total operating expenses        63,340            293           3,899            276         1,702          100       69,610
                                  ----------  -------------    ------------  -------------  ------------     --------     --------
Income (loss) from operations .        9,301            990           2,254            324        (1,702)        (100)      11,067
Interest and other income
    (loss)  . . . . . . . . . .         (561)            --              --             --            --           --         (561)
Interest expense, net . . . . .      (11,668)            --            (183)            --          (188)(7)    2,608       (9,431)
                                  ----------  -------------   -------------  -------------  ------------     --------     --------
Income (loss) before income
    taxes   . . . . . . . . . .       (2,928)           990           2,071            324        (1,890)       2,508(8)     1,075
Income tax provision (benefit)        (1,075)            --              --             --           558(9)       935(9)       418
                                  ----------  -------------   -------------  -------------  ------------     --------     --------
Net income (loss) . . . . . . .   $   (1,853) $         990   $       2,071  $         324  $     (2,448)    $  1,573     $    657
                                  ==========  =============   =============  =============  ============     ========     ========
Net income (loss) per share . .   $    (0.14)                                                                             $    .04
                                  ==========                                                                              ========
Weighted average shares
  outstanding . . . . . . . . .       12,910                                                                                18,250


(1) The Forcenergy Historical results of operations reflect oil and gas revenues and direct operating expenses for the Conoco Acquisition from the acquisition date, March 3, 1995, through December 31, 1995. The pro forma results of operations for "Conoco Acquisition" reflects the oil and gas revenues and direct operating expenses for these properties from January 1, 1995 to the acquisition date.

(2) This column represents the historical results of operations of Ashlawn for the period from January 1, 1995 to July 31, 1995.
(3) The Forcenergy Historical results of operations reflect oil and gas revenues and direct operating expenses for Other Properties from their respective acquisition dates, February 2, 1995 for properties acquired from Sonat, April 26, 1995 for properties acquired from Texaco and March 14, 1995 for properties acquired from Amoco, through December 31, 1995. The Other Properties column reflects the historical oil and gas revenues and direct operating expenses for these properties from January 1, 1995 to their acquisition dates.
(4) Adjustment to reflect the depreciation, depletion and amortization of oil and gas properties, using the full cost method, based on the Company's 1995 historical rate per equivalent mcf of production.
(5) No additional general and administrative expense has been incurred as a result of the Ashlawn Acquisition.
(6) Historical general and administrative costs for the seven months ended
    July 31, 1995 have been adjusted by estimated incremental general and administrative expenses associated with the Company becoming a publicly traded entity.
(7) Adjustment to reflect increased interest expense on $42.1 million of borrowings incurred in connection with the Conoco Acquisition and the acquisition of other properties by the Company during 1995, net of interest capitalization.
(8) Adjustment to reflect the repayment of $57.7 million in debt including a portion of the Senior Credit Facility and additional debt assumed in connection with the acquisition of oil and gas properties from Texaco.
(9) Adjustment to income tax expense to reflect the combined results of operations.

        (c)  Exhibits

       2.1* Purchase and Sale/Exchange Agreement dated December 12, 1994 between Conoco, Inc. and the Company.

       2.2* Purchase and Sale Agreement dated September 15, 1994 between Ashlawn Energy, Inc. and the Company

      23.1**    Consent of Price Waterhouse LLP

      23.2**    Consent of LaPorte, Sehrt, Romig & Hand, APAC

---------------------------

 * Filed previously
** Filed herewith

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FORCENERGY INC

Date:  October 7, 1996             E. JOSEPH GRADY
                                   ----------------------------------------
                                   E. Joseph Grady
                                   Vice President - Chief Financial Officer

                              INDEX TO EXHIBITS

   EXHIBIT NO.
   -----------

       2.1* Purchase and Sale/Exchange Agreement dated December 12, 1994 between Conoco, Inc. and the Company.

       2.2* Purchase and Sale Agreement dated September 15, 1994 between Ashlawn Energy, Inc. and the Company

      23.1**    Consent of Price Waterhouse LLP

      23.2**    Consent of LaPorte, Sehrt, Romig & Hand, APAC

---------------------------

 * Filed previously
** Filed herewith